DVI Inc.
Transaction Schedule
From 07-14-02 To 09-11-02

                                                  Exec.
Date        Account ID     Activity    Quantity   Price
--------    ----------     --------    --------   ---------

09/10/02    bcm             sl            1000     14.5940
09/11/02    bcm             sl             500     14.4000